EXHIBIT 32
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     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
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The certification set forth below is being furnished to the Securities and
Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code. Dennis Eldjarnson, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of Siam Imports, Inc. hereby certifies that:


1. the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Siam Imports, Inc.


                           SIAM IMPORTS, INC.,
                           a Nevada corporation (Registrant)

Dated: August 13, 2005     By: /s/ Dennis Eldjarnson, President,
                           CEO, Treasurer, CFO, Principal
                           Accounting Officer and Director